EXHIBIT 10.37 LAWRENCE S. BENJAMIN SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT

     This Settlement Agreement and Release is entered into this day of 24 day of June 1999 by and between Lawrence S. Benjamin ("Benjamin'), and American Internet Technical Center ("American Internet").

                                   WITNESSETH:

         WHEREAS, the parties are involved in a dispute which is the subject maker of certain litigation in the Cuyahoga County Court of Common Pleas styled Lawrence S. Benjamin v USA Cellular, et al., designated as Case No. 355845 (the "Lawsuit").

         WHEREAS, Benjamin alleges that American Internet sent unauthorized business solicitations via facsimile to Benjamin.

         WHEREAS, Benjamin alleges that the facsimiles violate 47 U.S.C. 227(b)
(1)(C).

         WHEREAS, American Internet disputes Benjamin's allegations.

         WHEREAS, the Defendant American Internet debuts all liability alleged in the Plaintiff' s Complaint and the Plaintiff and Defendant American Internet agree that this Settlement Agreement does not effect the status of the denials by Defendant American Internet.

         WHEREAS, Benjamin and American Internet wish to amicably settle all claims and disputes between them regarding the lawsuit and anything relating to the facsimiles delivered to Benjamin by


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American Internet.

         NOW, THEREFORE:, it is the desire of Benjamin and American Internet to state in writing the details of their agreements. For money paid and received and other valuable consideration between the parties, it is mutually agreed as follows:

     1. American Internet agrees to pay Benjamin $7,500.00 ("Settlement Sum") within seven (7) days of the date of the execution of this Settlement Agreement and Release, and upon receipt of the Settlement Sum the Plaintiff shall dismiss with prejudice the action as against Defendant American Internet.

2. The Settlement Sum shall be in full satisfaction of Benjamin's claims arising out of the lawsuit.

     3. In consideration of the terms stated above, Benjamin does hereby for himself, his heirs, executors, administrators, successors, agents, assigns, insurers, and attorneys, releases and forever discharges American Internet, its executors, administrators, successors, subsidiaries and parent companies, affiliates, and respective past and present officers, directors, agents, successor assigns, insurers, attorneys, and employees of those corporations and their predecessors and successor companies, and assigns, all of which are included collectively or individually in the defined term "American Internet," from all debts, claims, demands, damages, actions, causes of action, controversies, costs, obligations, lawsuits and liabilities whatsoever, past or present, both known and unknown, in law or equity, from the beginning of time to the date of the execution of this Settlement Agreement and Release and particularly, without limiting the generality of the foregoing, all matters relating to the Lawsuit, and the facsimiles delivered from American Internet to Benjamin.

     4. In consideration of the terns stated above, American Internet does hereby for itself, its executors, administrators, successors, its subsidiaries and parent companies,, its affiliates, and their respective past and present officers, directors, agents, successor assigns, insurers attorneys, and employees of those corporations and its predecessors and successor companies, and assigns, releases and forever discharges Benjamin. its executors, administrators, successors,, agents, insurers and attorneys, and assigns, from all debts, claims, demands, damages, actions, causes of action, controversies, costs, obligations, lawsuits and liabilities whatsoever, past or present, both known and unknown, in law or equity, from the beginning of time to the date of the execution of this Settlement Agreement and Release and particularly, without limiting the generality of the foregoing, all matters relating to the Lawsuit and the facsimiles delivered from American Internet to Benjamin.

     5. This Settlement Agreement and Release constitutes the complete and exclusive agreement of the parties and settlement of claims regarding the Lawsuit, and anything relating to the delivery of facsimiles to Benjamin from American Internet.

     6. The terms of this Settlement Agreement and Release may not be modified except in writing and signed by all the parties.



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     6. The rights and obligations of the parties hereto and the  interpretation of this Settlement Agreement and Release shall be governed by the laws of the State of Ohio. Cuyahoga County shall be the designated venue for any issue, dispute, cause of action, or any other matter, uncles or arising out of this Settlement Agreement and Release.

     7. Except where otherwise required by the context, words of any gender used herein shall be deemed to include any and all genders and the singular and plural shall be interchangeable.

     8. If any term or provision of this Settlement Agreement and Release or any application thereof shall be invalid or unenforceable, such term or provision shall be deemed to be severed and the remainder of this Settlement Agreement and Release and any other application of such term or provision shall not be affected or invalidated thereby.

     9. The individuals who have signed this Settlement Agreement and Release represent that they have full authority to bind the parties herein and an understanding of all of the terms of this Settlement Agreement and Release.

     10 The parties hereto represent that in reaching this Settlement Agreement and Release that they have been represented by legal counsel and received legal advice as to their respective rights.

     11. Confidentiality. All information regarding American Internet and Lawrence Benjamin obtained in the course of this litigation not made a part of the public record and all the terms and conditions of the settlement and this Agreement, including all demands and offers and the contents of all discussions preceding settlement and the signing thereof, are and will be confidential; and the undersigned agree not to disclose any of that information, terms and conditions, demands and offers; and neither the undersigned nor the agent nor representative of any of them may or will disclose any of the confidential information, unless given permission in writing from all signatories to the Agreement.


         IN WITNESS WHEREOF, the parties have hereunto affixed their signatures on the date and at the place first written above.

                                                      SIGNED AND ACKNOWLEDGED:
                                                         LAWRENCE S. BENJAMIN

_______________________________                       By: Lawrence S. Benjamin

_______________________________                 Date: ________________________







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                                              AMERICAN INTERNET TECHNICAL CENTER

_______________________________                      By: J. Bruce Gleason

_______________________________                           Date:



STATE OF OHIO              )
COUNTY OF _______ ) SS:

         SWORN to and subscribed in my presence this _ day of _______, 1999 by Lawrence S. Benjamin, who acknowledges that this was his free and authorized act and deed.

-------------------------
Notary Public



STATE OF FLORIDA               )
COUNTY OF __________) SS:


         SWORN to and subscribed in my presence this ___ day of _____ , 1999 by authorized representative of American Internet Technical Center, who acknowledges that this was his free and authorized act and deed and the free and authorized act and deed of said company.

-------------------------
Notary Public


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